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                                                                    Exhibit 99.1

                                                                  March 20, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read the section entitled "Case Studies--thehealthchannel.com" in the Registration Statement on Form S-1 of Screaming Media.com Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statement contained therein.


                                        Sincerely,

                                        /s/ Tom Lonergan
                                        ---------------------------------------
                                        Name: Tom Lonergan
                                        Title: COO
                                        Company: thehealthchannel.com